                                                                      EX-99.B(e)

                            DISTRIBUTION AGREEMENT

                                  Appendix A
                                  ----------

         Funds of Wells Fargo Variable Trust Covered by This Agreement


               --------------------------------------------
               Variable Trust Funds
               --------------------------------------------
               Asset Allocation Fund
               --------------------------------------------
               Corporate Bond Fund
               --------------------------------------------
               Equity Income Fund
               --------------------------------------------
               Equity Value Fund
               --------------------------------------------
               Growth Fund
               --------------------------------------------
               International Equity Fund
               --------------------------------------------
               Large Company Growth Fund
               --------------------------------------------
               Money Market Fund
               --------------------------------------------
               Small Cap Growth Fund
               --------------------------------------------
               Specialized Technology Fund
               --------------------------------------------


     Each of the Funds is subject to a maximum 0.25% distribution fee.

Approved by Board of Trustees:      March 26, 1999, as amended February 6, 2001.

                                       1